UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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COFFEE HOLDING CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COFFEE HOLDING CO., INC.
3475 Victory Boulevard
Staten Island, NY 10314

March 1, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Coffee Holding Co., Inc. (the “Annual Meeting”) which will be held on Thursday, April 12, 2012 at 3:00 p.m., local time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314.

The following Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Coffee Holding and you will have an opportunity to ask questions. Directors and officers of Coffee Holding will be present to respond to any questions stockholders may have.

The Board of Directors of Coffee Holding has determined that a vote for the election of each of the nominees as directors is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote “FOR” each of the nominees.

The Board of Directors of Coffee Holding has also determined that a vote in favor of the ratification of the appointment of ParenteBeard LLC as Coffee Holding’s independent registered public accounting firm for the fiscal year ended October 31, 2012 is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote “FOR” the ratification of the appointment of ParenteBeard LLC.

Please vote over the Internet by following the instructions provided to you in the Notice of Internet Availability of Proxy Materials, which we will send to you on or before March 1, 2012, whether or not you plan to attend the Annual Meeting. Alternatively, please complete, sign and return the enclosed proxy card if you requested a paper copy and prefer not to vote over the Internet. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person (provided you follow the revocation procedures described in the accompanying proxy statement) at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Coffee Holding, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours, Andrew Gordon President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	Thursday, April 12, 2012
Time:	3:00 p.m., Local Time
Place:	Hilton Garden Inn
1100 South Avenue
Staten Island, New York 10314

At our 2012 Annual Meeting, we will ask you to:

1. Elect three directors to serve for a three-year term to expire at the 2015 Annual Meeting. The following directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors:

   ● Daniel Dwyer

   ● Andrew Gordon

   ● Barry Knepper

2.  Ratify the appointment of ParenteBeard LLC as Coffee Holding’s independent registered public accounting firm for the fiscal year ended October 31, 2012.

3.  Transact any other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each of the proposals at this year’s Annual Meeting.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Coffee Holding at the close of business on February 21, 2012, the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

David Gordon, Secretary

Staten Island, New York

March 1, 2012

You are cordially invited to attend the Annual Meeting. To be sure your vote is counted and assure a quorum, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet following the instructions in the Notice of Internet Availability of Proxy Materials or, if you requested a paper copy of the proxy materials, to sign, date and mark the enclosed proxy card promptly and return it to Coffee Holding. Voting over the Internet or returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

General

Coffee Holding Co., Inc. (“Coffee Holding”) is a Nevada corporation. As used in this proxy statement, “we,” “us” and “our” refer to Coffee Holding. The term “Annual Meeting” as used in this proxy statement refers to the 2012 Annual Meeting of Stockholders and includes any adjournment or postponement of the meeting.

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), Coffee Holding has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” option. Accordingly, we will mail a Notice of Internet Availability (the “Internet Availability Notice”) on or prior to March 1, 2012 to our stockholders of record and beneficial owners. The Internet Availability Notice provides instructions on how you may access this Proxy Statement and our 2011 Annual Report on the Internet at https://www.iproxydirect.com/JVA or request a printed copy at no charge. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the 2012 Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

The proxy statement and the Notice of Annual Meeting are dated March 1, 2012. If you owned shares of common stock of Coffee Holding at the close of business on February 21, 2012, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 6,385,823 shares of common stock of Coffee Holding outstanding.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote (a) to elect three directors, each to serve for a three-year term that will expire at the 2015 Annual Meeting; and (b) to ratify the appointment of ParenteBeard LLC as Coffee Holding’s independent registered accounting firm for the fiscal year ending October 31, 2012. The Annual Meeting will be held on Thursday, April 12, 2012 at 3:00 p.m., local time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314. If you need to obtain directions to the Annual Meeting, please contact Leslie Lutz in our Investor Relations Department at (718) 832-0800 or 1-800-458-2233.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the common stock of Coffee Holding that you owned as of record at the close of business on February 21, 2012.  The number of shares you own (and may vote) is listed on your proxy card.

You may vote your shares at the Annual Meeting in person, over the Internet or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote over the Internet, follow the instructions provided in the Internet Availability Notice. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Election of Directors
The nominees for director who receive the most votes will be elected. So, if you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Ratification of Accountants
The affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting and entitled to vote on such proposal is required.  Abstentions and broker non-votes will not affect the results.

The Board has determined that a vote for the election of each of the nominees as directors and the ratification of ParenteBeard LLC as Coffee Holding’s independent registered public accounting firm for the fiscal year ended October 31, 2012 is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote FOR each of the proposals.

Stockbroker voting and Effect of Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), member stockbrokers who hold shares of common stock in “street name” for customers are required to obtain directions from their customers on how to vote the shares. The NYSE rules permit brokers to vote shares on certain proposals when they have not received direction from their clients. The staff of the NYSE, prior to each annual meeting of Coffee Holding, informs stockbrokers of those proposals on which they are entitled to vote the undirected shares. Member stockbrokers are not permitted to vote on Proposal 1 to elect the three directors unless provided with specific instructions by their clients.

If your stockbroker does not vote on a proposal, this will constitute a “broker non-vote.” A broker non-vote would have no effect on the outcome of Proposal 1 because only a plurality of votes cast is required to elect a director. However, broker non-votes will count towards determining the number of shares present at the Annual Meeting for the purpose of establishing a quorum.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by voting in person at the Annual Meeting even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Issuer Direct Corporation, whose contact information will be provided in the Internet Availability Notice, and then re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

•	filing with our Secretary a letter revoking the proxy;

•	submitting another signed proxy with a later date; or

•	attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Coffee Holding.

Solicitation of Proxies

Coffee Holding will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Coffee Holding may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining Copies of the Proxy Materials or the Annual Report on Form 10-K

If you would like a full set copy of the proxy materials in the future or if you would like a copy of our Annual Report on Form 10-K and audited financial statements for the fiscal year ended October 31, 2011 (without exhibits), which was filed with the SEC on January 30, 2012, we will send you a copy free of charge via mail or email. Please write to or call:

David Gordon, Secretary
Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314
(718) 832-0800

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Coffee Holding’s common stock, par value $0.001 per share, beneficially owned by (i) each person known to be the owner of 5% or more of our common stock (ii) each director and nominee, (iii) the named executive officers identified in the Summary Compensation Table included elsewhere in this proxy statement and (iv) all directors and executive officers of Coffee Holding as a group, as of February 22, 2012. The percent of common stock outstanding was based on a total of 6,385,823 shares of Coffee Holding’s common stock outstanding as of February 22, 2012. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name. The address for each person shown in the table is c/o Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York 10314.

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding (%)
Directors and Executive Officers
Andrew Gordon	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	892,908	(1)	13.98
David Gordon	Senior Vice President – Operations, Secretary and Director	944,908	(2)	14.80
Gerard DeCapua	Director	100		*
Daniel Dwyer	Director	1,000		*
Barry Knepper	Director	0		0
John Rotelli	Director	100		*
Robert M. Williams	Director	700		*
All directors and executive officers as a group (7 persons)		1,839,716		28.8
_______
* Less than 0.1%

(1)	Includes 772,908 shares owned indirectly by Mr. Gordon through A. Gordon Ventures LLC and 120,000 shares are held by Mr. Gordon as custodian for his minor children.

(2)	Includes 764,908 shares owned by Mr. Gordon directly and 180,000 shares held by Mr. Gordon as custodian for his minor children.

DISCUSSION OF PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1

Election of Directors

The Nominating and Corporate Governance Committee of the Board has nominated three persons for election as directors at the Annual Meeting. Each nominee is currently serving on Coffee Holding’s Board. If you elect the nominees, they will hold office until the annual meeting in 2015 or until their successors have been elected and qualified or they are otherwise unable to complete their term.

Nominees:

• Daniel Dwyer

• Andrew Gordon

• Barry Knepper

We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees is unable to serve, your proxy may be voted for another nominee proposed by the Nominating and Corporate Governance Committee. If for any reason these nominees prove unable or unwilling to stand for election, the Nominating and Corporate Governance Committee will nominate alternates or reduce the size of the Board to eliminate the vacancy.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Individuals Serving on the Board of Directors

Coffee Holding’s Board currently consists of seven members. Coffee Holding’s Amended and Restated Articles of Incorporation and Bylaws provide that the Board shall be divided into three classes. The Board has nominated three directors for election at the 2012 Annual Meeting.

Name	Age (1)	Term Expires	Position(s) Held With Coffee Holding	Director Since
Nominees:
Daniel Dwyer	55	2012	Director	1998
Andrew Gordon	50	2012	President, Chief Executive Officer, Chief	1997
			Financial Officer, Treasurer and Director
Barry Knepper	61	2012	Director	2005
Continuing Directors:
David Gordon	47	2014	Executive Vice President –	1995
			Operations, Secretary and Director
John Rotelli	53	2014	Director	2005
Gerard DeCapua	50	2013	Director	1997
Robert M. Williams	52	2013	Director	2005
_______
(1) As of January 31, 2012.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for at least the last five years.

Gerard DeCapua has served as a director of Coffee Holding since 1997. Mr. DeCapua has had his own law practice in Rockville Centre, New York since 1986. Mr. DeCapua received his law degree from Pace University. We believe that Mr. DeCapua’s legal experience brings significant knowledge regarding legal issues Coffee Holding faces and provide him with the skills and qualifications to serve as a director.

Daniel Dwyer has served as a director of Coffee Holding since 1998. Mr. Dwyer has been a senior coffee trader at Rothfos Corporation, a green coffee bean supplier, since 1995. Mr. Dwyer is responsible for our account with Rothfos. We paid Rothfos approximately $16.7 million, $19.3 million and $25.3 million for green coffee purchases in fiscal 2009, 2010 and 2011 respectively.  All purchases are made on arms’ length terms. We believe that Mr. Dwyer’s experience with the coffee industry will enable him to provide the Board with beneficial insight for Coffee Holding’s business development and strategy. Mr. Dwyer’s relationship with Rothfos has helped to foster a beneficial relationship between Rothfos and Coffee Holding. Mr. Dwyer serves on the board of directors of the National Coffee Association.

Andrew Gordon has been the Chief Executive Officer, President, Treasurer and a director of Coffee Holding since 1997 and its Chief Financial Officer since November 2004. He is responsible for managing Coffee Holding’s overall business and has worked for Coffee Holding for over 28 years, previously as a Vice President from 1993 to 1997. Mr. Gordon has worked in all capacities of Coffee Holding’s business and serves as the direct contact with its major private label accounts. Mr. Gordon received his Bachelor of Business Administration degree from Emory University. He is the brother of David Gordon. Through his experience as President and Chief Executive Officer of the Company, as well as his 28 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive experience with, and institutional knowledge of, Coffee Holding and the industry is an integral contribution to Coffee Holding’s current successes and its ability to grow and flourish in the industry.

David Gordon has been the Executive Vice President – Operations, Secretary and a director of Coffee Holding since 1995. He is responsible for managing all aspects of Coffee Holding’s roasting and blending operations, including quality control, and has worked for Coffee Holding for over 28 years, previously as an Operating Manager from 1989 to 1995. He is a charter member of the Specialty Coffee Association of America (“SCAA”). Mr. Gordon attended Baruch College in New York City. He is the brother of Andrew Gordon. Through his 28 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive institutional knowledge and leadership are invaluable to Coffee Holding’s current and future successes. Mr. Gordon’s leadership, as demonstrated by the launch of the Specialty Green segment of the business as well as the founding of the SCAA, is a valuable resource for Coffee Holding’s business development and future strategy.

Barry Knepper has served as a director of Coffee Holding since 2005. From July 2004 to the present, Mr. Knepper has been the President and Chief Executive Officer of CFO Business Solutions, a management consulting firm. Mr. Knepper was the Chief Financial Officer for TruFoods Corporation, a growth oriented franchise management company from April 2001 through June 2004. From January 2000 through March 2001, he was the Chief Financial Officer of Offline Entertainment, an early stage television and motion picture production company. From 1982 through 1999, he served as the Chief Financial Officer of Unitel Video, Inc., a publicly-traded nationwide high tech service company in the television, film and new media fields. We believe that Mr. Knepper’s diversified financial, accounting and business expertise provide him with the qualifications and skills to serve as a director.

John Rotelli has served as a director of Coffee Holding since 2005. Mr. Rotelli has over thirty-four years of experience in the green coffee industry business consisting of procurement from growing countries, every aspect of traffic and warehousing, quality analysis, and knowledge of both suppliers and competitors.  Mr. Rotelli is currently the Vice President of L.J. Cooper Company, one of the largest green coffee brokers and agents in North America.  He is also a director of the Green Coffee Association. Mr. Rotelli’s industry and business experience provides the Board with valuable expertise within the coffee industry as well as beneficial relationships that can help form new beneficial relationships for Coffee Holding.

Robert M. Williams has served as a director of Coffee Holding since 2005. Mr. Williams has been a principal of R. Madison, Inc., a national sales, distribution, sourcing and business development firm, since 2003. From 2002 to 2003, he was the Executive Vice President, Sales & Marketing for Lodis Corporation, a fine leather goods manufacturer. From May 2001 to January 2002, he was the Vice President of Sales, Central & Eastern North America, of Hartmann, Inc., the leather and luggage goods division of Brown-Forman Corporation, and from 1997 to May 2001 he served as its Director, Personal Leather Goods & Accessories. Mr. Williams received a Bachelor of Science, Business Administration, Marketing from the University of South Carolina, Columbia in 1981. We believe that Mr. Williams’s diverse experience in retail sales, manufacturing, importing and distribution of consumer goods, and related leadership experience will enable him to serve as an effective director.

Board of Directors Operations and Meetings

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Coffee Holding. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held 3 meetings and acted by written consent 3 times during the fiscal year ended October 31, 2011. Each director attended at least 75% of the meetings of the Board, plus meetings of committees on which that particular director served during this period.

Corporate Governance

Coffee Holding is committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. We believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to each of our directors, officers and employees. The Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including:

•	acceptance of gifts;

•	financial responsibility regarding both personal and business affairs, including transactions with Coffee Holding;

•	personal conduct, including ethical behavior and outside employment and other activities;

•	affiliated transactions, including separate identities and usurpation of corporate opportunities;

•	preservation and accuracy of Coffee Holding’s records;

•	compliance with laws, including insider trading compliance;

•	preservation of confidential information relating to our business and that of our clients;

•	conflicts of interest;

•	the safeguarding and proper use of our assets and institutional property;

•	code administration and enforcement;

•	reporting, investigating and resolving of all code violations; and

•	code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee of our Board reviews the Code of Conduct and Ethics on a regular basis, and will propose or adopt additions or amendments to the Code of Conduct and Ethics as appropriate. The Code of Conduct and Ethics is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” A copy of the Code of Conduct and Ethics may also be obtained free of charge by sending a written request to:

David Gordon, Secretary Coffee Holding Co., Inc. 3475 Victory Boulevard Staten Island, NY 10314

Independent Directors

We use Nasdaq’s definition of independence to determine the independence of our directors. For a director to be “independent” under Nasdaq’s rules, the director must not be an executive officer or employee of Coffee Holding or any of its subsidiaries, and must not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq’s rules also expressly provide that the following persons cannot be considered independent.

•	a director who is, or during the past three years was, employed by Coffee Holding or by any subsidiary of Coffee Holding;

•
a director who accepts or who has a family member who accepts any payments from Coffee Holding or any subsidiary of Coffee Holding in excess of $120,000 during the current fiscal year or any of the past three fiscal years, other than (1) payments for Board service, (2) compensation paid to a family member who is a non-executive employee of Coffee Holding; or (3) benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	a director who is a family member of an individual who is, or during the past three years was, employed by Coffee Holding or by any subsidiary of Coffee Holding as an executive officer;

•
a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which Coffee Holding made, or from which Coffee Holding received, payments for property or services (other than those arising solely from investments in Coffee Holding’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

•
a director of Coffee Holding who is employed, or has a family member who is employed, as an executive officer of another entity where any of the executive officers of Coffee Holding serve on the compensation committee of such other entity, or if such relationship existed during the past three years; or

•
a director who is, or has a family member who is, a current partner of Coffee Holding’s registered independent public accountants, or was a partner or employee of Coffee Holding’s registered independent public accountants, and worked on Coffee Holding’s audit during the past three years.

The Board has determined that Gerard DeCapua, Barry Knepper, John Rotelli and Robert M. Williams, a majority of the Board, are “independent” directors under Nasdaq’s rules.

Consistent with Nasdaq’s rules, independent directors meet in regularly scheduled executive sessions without non-independent directors. The independent directors have selected Barry Knepper to serve as the presiding director at the executive sessions for the 2012 fiscal year. The presiding director will take a lead role in the Board’s self-evaluation process.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Coffee Holding or any subsidiary of Coffee Holding other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Coffee Holding or any subsidiary of Coffee Holding; and (3) not have participated in the preparation of the financial statements of Coffee Holding or any current subsidiary of Coffee Holding at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Coffee Holding’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. Additionally, the SEC requires that Coffee Holding disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that Barry Knepper meets the SEC’s definition of an audit committee financial expert.

Committees of the Board

The Board of Coffee Holding has established the following committees:

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Audit Committee are independent directors as defined under Nasdaq’s listing standards. Gerard DeCapua, Barry Knepper and Robert M. Williams serve as members of the Audit Committee with Barry Knepper serving as its chairman. The Board has determined that Barry Knepper qualifies as an audit committee financial expert as that term is defined by SEC regulations. The Audit Committee held four meetings during the fiscal year ended October 31, 2011.

Compensation Committee. The Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of the President and Chief Executive Officer of Coffee Holding and makes recommendations in that regard to the Board as a whole. The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Compensation Committee are independent directors as defined under Nasdaq’s listing standards. Barry Knepper, John Rotelli and Robert M. Williams serve as members of the Compensation Committee, with John Rotelli serving as its chairman. The Compensation Committee acted once by written consent during the fiscal year ended October 31, 2011.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in Article II, Section 11 of our bylaws and applies the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. Gerard DeCapua, John Rotelli and Robert M. Williams serve as members of the Nominating and Corporate Governance Committee, with Gerard DeCapua serving as its chairman. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” The Nominating and Corporate Governance Committee acted once by written consent during the fiscal year ended October 31, 2011.

There are no minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. It is the policy of the Nominating and Corporate Governance Committee to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of Coffee Holding were at any time during or prior to fiscal year ended October 31, 2011 an officer or employee of Coffee Holding or had any relationship requiring disclosure under Item 404 (Transactions with Related Persons, Promoters and Certain Control Persons) of Regulation S-K. None of the executive officers of Coffee Holding served as a member of another entity’s Board or as a member of the Compensation Committee (or other Board committee performing equivalent functions) during the fiscal year ended October 31, 2011, which entity had an executive officer serving on the Board or as a member of the Compensation Committee of Coffee Holding. There are no interlocking relationships between Coffee Holding and other entities that might affect the determination of the compensation of our executive officers.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Coffee Holding and other interested persons may communicate with the Board or the chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee by writing to the Secretary of Coffee Holding at 3475 Victory Boulevard, Staten Island, NY 10314. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. All of our directors attended the 2011 Annual Meeting of Stockholders, except David Gordon, Daniel Dwyer and Robert Williams.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. In that regard, the Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries and benefit programs. The Compensation Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to our other officers and employees. Throughout this proxy statement, the individuals who served as President, Chief Executive Officer and Chief Financial Officer (Andrew Gordon) and Executive Vice President-Operations and Secretary (David Gordon) during the fiscal year ended October 31, 2011, are referred to as the “named executive officers.”

Compensation Components

Our compensation program for executive officers consists generally of base salary and annual bonuses. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders. We pay our named executive officers commensurate with their experience and responsibilities. Because each of our named executive officers already owns a substantial number of shares of Coffee Holding common stock, the Compensation Committee does not believe that stock-based awards provide them with additional incentives or further align their interests with our stockholders.

Base Salary. Each of our named executive officers receives a base salary to compensate him for services performed during the year. The base salaries of our named executive officers are established annually by the Board upon recommendation by the Compensation Committee. When determining the base salary for each of our named executive officers, the Compensation Committee considers the performance of the executive officer, the duties of the executive officer, the experience of the executive officer in his position and salary levels of the companies in our peer group. Salary levels are also intended to reflect our financial performance. We have entered into employment agreements with each of the named executive officers that provide for minimum annual base salaries. The named executive officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since their last salary increase.

Annual Bonus. Our named executive officers are eligible to receive annual cash bonuses. These bonuses are intended to reward the achievement of corporate goals and individual performance objectives. The bonus levels are intended to be competitive with those typically paid by the companies in our peer group and commensurate with the executive officers’ successful execution of duties and responsibilities.

Implementation for Fiscal Year 2011

For the 2011 fiscal year, Andrew Gordon received a base salary of $370,000.  David Gordon received a base salary of $259,400.

Compensation Decision-Making Policies and Procedures.

Decision -Making and Policy -Making. As a Nasdaq listed company, we must observe governance standards that require executive officer compensation decisions to be made by the independent director members of our Board or by a committee of independent directors. Consistent with these requirements, our Board has established a Compensation Committee all of whose members are independent directors.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries and benefit programs. The Compensation Committee has established a formal charter. Compensation consists of three components: (1) base salary; (2) bonuses; and (3) long-term incentives (e.g., deferred compensation and fringe benefits).

The Compensation Committee generally meets at least once each year. During the fiscal year ended October 31, 2011, the Compensation Committee acted once by written consent. It considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data on compensation practices at peer group companies. The Compensation Committee does not delegate its duties to others.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of Coffee Holding Co., Inc.

John Rotelli, Chairman
Barry Knepper
Robert M. Williams

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Non-employee directors receive $800 per Board meeting and committee meeting attended in person and $400 per each Board meeting and committee meeting attended telephonically. Non-employee directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

Total directors’ meeting and committee fees for the fiscal year ended October 31, 2011 were $11,200. We do not compensate our employee directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions set forth in our Amended and Restated Articles of Incorporation and Bylaws.

The following table sets forth information regarding compensation earned by our non-employee directors during the 2011 fiscal year.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
Gerard DeCapua	3,200.00	0	3,200.00
Daniel Dwyer	800.00	0	800.00
Barry Knepper	3,200.00	0	3,200.00
John Rotelli	1600.00	0	1,600.00
Robert M. Williams	2400.00	0	2,400.00
________
(1) Meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.

Executive Compensation

The table below sets forth the compensation of each of our named executive officers for the fiscal years ended 2011, 2010 and 2009, respectively.

Summary Compensation Table

Name and Principal Positions	Year	Salary(1) ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Andrew Gordon, President, Chief Executive Officer, Chief Financial Officer and Treasurer	2011	370,000	0	0	0	40,434	410,434
	2010	350,000	90,800	0	0	48,416	489,216
	2009	350,000	99,000	0	0	43,058	492,058
David Gordon, Executive Vice President - Operations and Secretary	2011	259,400	0	0	0	46,735	306,135
	2010	250,000	75,000	0	0	48,527	373,527
	2009	250,000	65,000	0	0	38,387	353,387
———————
(1)	The figures shown represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)
Includes the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal mid-term rate under section 1274(d) of the Internal Revenue Code of 1986 (the “Code”) and dividends or dividend equivalents on balances denominated in Coffee Holding Co., Inc. common stock in excess of the dividends paid to stockholders generally during the fiscal year.

(3)
The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown for Andrew Gordon includes $14,347, $22,478 and $14,519, respectively for a business car lease in 2011, 2010 and 2009; $9,800, $9,800 and $16,800 in employer contributions to the 401(k) plan; life insurance premiums of $1,431 and $1,428 for the years ended October 31, 2011 and 2010 and health insurance premiums of $14,856, $14,710 and $11,739 for fiscal years ended 2011, 2010 and 2009, respectively.  The figure shown for David Gordon includes $7,911 and $9,900 for a business car lease in fiscal 2011 and 2010; $9,800, $9,800 and $16,800 in employer contributions to the 401(k) plan, life insurance premiums of $5,504, $5,535 and $3,000 and health insurance premiums of $23,520, $23,292 and $18,587 for the fiscal years ended 2011, 2010 and 2009, respectively.

Employment Agreements. We have entered into employment agreements with Andrew Gordon to secure his continued service as President, Chief Executive Officer, Chief Financial Officer and Treasurer and with David Gordon to secure his continued service as Executive Vice President — Operations and Secretary. These employment agreements have rolling five-year terms that began on May 6, 2005. These agreements may be converted to a fixed five-year term by the decision of our Board or the executive. These agreements provide for minimum annual salaries of $325,000 for Andrew Gordon and $254,196 for David Gordon, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans.  On January 26, 2012, we entered into a letter amendment with Andrew Gordon, which provides for a base salary of $315,000 for the period January 1, 2012 through December 31, 2012.  The employment agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and thereafter for so long as the executives are subject to liability for such service to the extent permissible by the Nevada Revised Statutes.

The terms of the employment agreements provide that each executive will be entitled to severance benefits if his employment is terminated without “cause” or if he resigns for “good reason” or following a “change in control” (as such terms will be defined in the employment agreements) equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for the remaining unexpired term of the agreement. The employment agreements also provide uninsured disability benefits. During the term of the employment agreements and, in case of discharge with “cause” or resignation without “good reason,” for a period of one year thereafter, the executives are subject to (1) restrictions on competition with us; and (2) restrictions on the solicitation of our customers and employees. For all periods during and after the term of the employment agreements, the executives are subject to nondisclosure and restrictions relating to our confidential information and trade secrets.

If we experience a change in ownership, a change in effective ownership or control or a change in ownership of a substantial portion of our assets as contemplated by Section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by each executive, on excess parachute payments. Under the terms of the employment agreements, we will reimburse the executives for the amount of this excise tax and will make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executives will retain approximately the same net-after tax amounts under the employment agreement that they would have retained if there were no 20% excise tax. The effect of this provision is that we, and not the executives, bear the financial cost of the excise tax and we could not claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement or gross-up payment.

Deferred Compensation Plan for Executive Officers. In January 2005, we established the Coffee Holding Co., Inc. Non-Qualified Deferred Compensation Plan for executive officers. Currently, Andrew Gordon is the only participant in the plan. Each executive officer who participates in the plan may defer receipt of all or a portion of his or her annual cash compensation received from Coffee Holding. The deferred amounts are allocated to a deferral account and credited with interest according to the investment classifications made available by the Board. The plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events. The amounts deferred, and related investment earnings, are held in a corporate account for the benefit of participating executives until such amounts are distributed pursuant to the terms of the plan.

The following table sets forth information regarding nonqualified deferred compensation earned by our named executive officers during the last fiscal year under non-qualified defined contribution plans.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Andrew Gordon	0	0	(1,935)	0	538,707
David Gordon	0	0	0	0	0
———————
(1)	Executive contributions are included in the Summary Compensation Table under the captions “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation,” as applicable.

(2)	Company contributions are included under the caption “All Other Compensation” in the Summary Compensation Table.

(3)	Earnings did not accrue at above-market or preferential rates and are not reflected in the Summary Compensation Table.

DISCUSSION OF PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 2

Ratification of Accountants

The Audit Committee of the Board has approved ParenteBeard LLC as our independent registered accounting firm for the fiscal year ending October 31, 2012. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Representatives of ParenteBeard LLC will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of ParenteBeard LLC as Coffee Holding’s independent registered public accounting firm for the fiscal year ending October 31, 2012.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the fiscal years ended October 31, 2011 and 2010, Coffee Holding retained ParenteBeard LLC to provide audit and other services and incurred fees as follows:

	Fiscal Year
	2011	2010
Audit fees(1)	$123,305	$126,270
Audit related fees(2)	$38,153	$0
Tax fees	$0	$0
All other fees	$0	$0
Total	$161,458	$126,270
———————
(1)           Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of the annual Form 10-K filings.

(2)    Audit related fees consisted of work performed in connection with Coffee Holding's Registration Statement on Form S-3 and the related securities offering completed on September 30, 2011.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Coffee Holding by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Coffee Holding to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by Coffee Holding at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has also reviewed and discussed with ParenteBeard LLC, Coffee Holding’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 61, as may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from ParenteBeard LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee covering independence, and has discussed with ParenteBeard LLC its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Coffee Holding Co., Inc. that the audited financial statements be included in Coffee Holding Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

Audit Committee of Coffee Holding Co., Inc.

Barry Knepper, Chairman
Gerard DeCapua
Robert M. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and greater than 10% stockholders are also required by the rule of the SEC to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon the Company’s review of copies of forms 3, 4 and 5 furnished to the Company and, as applicable written representations from executive officers and directors of the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended October 31, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

The Company has engaged Generations Coffee Company, LLC (“GCC”), with which the Company has a joint venture, as an outside contractor. Coffee Holding is the 60% equity owner of the joint venture and GCC owns the other 40% equity interest. Payments to GCC during the year ended October 31, 2011 amounted to $457,566 for the processing of finished goods.

Mr. Dwyer is a senior coffee trader for Rothfos Corporation, a coffee trading company (“Rothfos”). Mr. Dwyer is responsible for our account with Rothfos. We paid Rothfos approximately $16.7 million, $19.3 million $25.3 million for green coffee purchases in fiscal 2009, 2010 and 2011 respectively. Rothfos accounted for approximately $2,041,000, $474,000 and $829,000 of the Company’s accounts payable at October 31, 2011, 2010 and 2009, respectively. All purchases are made on arms’ length terms.

We believe that the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and our officers, directors and principal stockholders and their affiliates are subject to approval by an independent committee of our Board of Directors.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Andrew Gordon serves as both our principal executive officer and chairman at the pleasure of the Board. The directors have determined that Mr. Gordon’s experience in our industry and in corporate transactions, and his personal commitment to Coffee Holding as an investor and employee, make him uniquely qualified to supervise our operations and to execute our business strategies. The Board is also cognizant of Coffee Holding’s relatively small size compared to its publicly traded competitors. Management’s activities are monitored by standing committees of the Board, principally the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committees. Each of these committees is comprised solely of independent directors. For these reasons, the directors deem this leadership structure appropriate for us. The independent directors select one independent director to serve as the presiding director at the executive sessions of the Board, which are held without non-independent directors. However, the Board has not designated a lead independent director.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

Stockholders may submit proposals for consideration at the 2013 Annual Meeting. In order to be included in our proxy statement for the 2013 Annual Meeting, we must receive such proposal no later than October 31, 2012. Proposals should be addressed to David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314. SEC rules contain standards as to whether stockholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, if you wish to submit a proposal to the 2013 Annual Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by the Board will confer discretionary authority to vote on the proposal as the proxies solicited see fit, unless you have given notice in writing to the Secretary of Coffee Holding by mail to David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314, and such notice is received by January 11, 2013.

By Order of the Board of Directors,

David Gordon
Secretary

Staten Island, New York
March 1, 2012

To assure that your shares are represented at the Annual Meeting, please either a) vote over the Internet following the instructions provided to you in the Internet Availability Notice or b) if you requested a paper copy of the proxy materials, complete, sign, date and promptly return the accompanying proxy card to Coffee Holdings.

COFFEE HOLDING CO., INC. _________________________ THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – to be held on April 12, 2012

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Coffee Holding Co., Inc. hereby appoints Andrew Gordon and David Gordon, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Coffee Holding Co., Inc. held of record by the undersigned on February 21, 2012, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 12, 2012 at 3:00 p.m., Eastern time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET:	https://www.iproxydirect.com/JVA
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF COFFEE HOLDING CO., INC.				PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1			à	FOR ALL	AGAINST	FOR ALL EXCEPT
	Election of Directors to a term set forth below:			☐

	Nominees	Term Expires					CONTROL ID:
	Daniel Dwyer	2015			☐	☐	REQUEST ID:
	Andrew Gordon	2015			☐	☐
	Barry Knepper	2015			☐	☐

Proposal 2			à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm of Coffee Holding Co., Inc. for the fiscal year ending October 31, 2012.			☐	☐	☐

Proposal 3
	To transact any other business as may properly come before the Annual Meeting.

							MARK HERE FOR ADDRESS CHANGE ☐
							New Address (if applicable): ________________________ ________________________ ________________________
					The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement for the Annual Meeting.
	The Board of Directors of Coffee Holding Co., Inc. unanimously recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this Proxy will be voted FOR each of the proposals listed above. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.  As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

					(Print Name of Stockholder and/or Joint Tenant)

					(Signature of Stockholder)

					(Second Signature if held jointly)
					Dated: ________________________, 2012